NEWS RELEASE

Contact:                   Wendy S. Schmucker

                  Vice President, Secretary and Treasurer

                  724-537-9923

For Immediate Release

COMMERCIAL NATIONAL COMMENTS ON EXPECTATIONS FOR 2004

LATROBE, PA, November 3, 2003 - Commercial National Financial Corporation (NASDAQ:CNAF), parent company of Commercial Bank of Pennsylvania, Commercial National Insurance Services, Inc. and Highview Trust Company, has noted that 2004 will be a year in which the company will seek to grow through concentrated business development efforts and acquisitions.

Louis T Steiner, President and Chief Executive Officer stated, “Through the three distinct business lines, we have created a platform for growth which meets the financial needs of our customers. In 2004, we will continue to offer competitive products and services, and continue to monitor operating expenses, net interest margin and the economic conditions affecting the banking, insurance and trust industries.”

Steiner added, “The Company continues to look for new areas of growth within the banking, insurance and trust arenas. We intend to focus on emerging opportunities that would complement our company and enhance shareholder value.”

In addition to Latrobe where it is headquartered, the company operates community banking facilities in Greensburg, Hempfield Township, Ligonier, Norwin, Unity Township and West Newton, Pa.  and also maintains a commercial business development sales force throughout its entire market area. Commercial Bank also serves its customer base from an Internet banking site ( >www.cnbthebank.com) and an automated TouchTone Teller banking system. The company operates a trust company headquartered in Greensburg as well as an insurance-services agency based in Ligonier.

Safe Harbor Statement

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements are based on information currently available to the company, and the company assumes no obligation to update these statements as circumstances change. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including changes in general economic and financial market conditions, unforeseen credit problems, and the company's ability to execute its business plans.  The actual results of future events could differ materially from those stated in any forward-looking statements herein.

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wss/jun03news